UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2002

NEXPRISE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26811 (Commission File Number)	77-0465496 (IRS Employer Identification No.)

1010 Joaquin Road
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 567-8900

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.10
EXHIBIT 4.6
EXHIBIT 99.1

Item 5. Other Matters.

     On February 4, 2002, NexPrise, Inc. (“NexPrise”) acquired InfoPrise, Inc. (“InfoPrise”) pursuant to an Agreement and Plan of Merger and Reorganization dated as of February 4, 2002 by and among NexPrise, Indigo Acquisition Corporation, InfoPrise and certain other parties.

     For further information, reference is made to the following exhibits: (i) Agreement and Plan of Merger and Reorganization; (ii) Form of Convertible Promissory Notes; and (iii) press release issued by NexPrise on February 4, 2002 announcing the signing of a definitive merger agreement.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

2.10	Agreement and Plan of Merger and Reorganization dated as of February 4, 2002 by and among NexPrise, Inc., Indigo Acquisition Corporation, InfoPrise, Inc. Raj Tolani, Can Nguyen and Timeline Venture Investors I, LP, as principal stockholders, and Timeline Venture Management, LLC, as securityholders’ agent. Certain schedules and similar attachments to this Exhibit have not been filed; NexPrise will furnish supplementally a copy of any omitted schedule to the Commission upon request.
4.6	Form of Convertible Promissory Notes
99.1	Press release dated February 4, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC

Date: February 8, 2002	By:	/s/ Ted Drysdale

Ted Drysdale President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.10	Agreement and Plan of Merger and Reorganization dated as of February 4, 2002 by and among NexPrise, Inc., Indigo Acquisition Corporation, InfoPrise, Inc. Raj Tolani, Can Nguyen and Timeline Venture Investors I, LP, as principal stockholders, and Timeline Venture Management, LLC, as securityholders’ agent. Certain schedules and similar attachments to this Exhibit have not been filed; NexPrise will furnish supplementally a copy of any omitted schedule to the Commission upon request.
4.6	Form of Convertible Promissory Notes
99.1	Press release dated February 4, 2002